Exhibit T3B.3

N.B. The English text is an unofficial translation.

Bilaga 1

Appendix 1

BOLAGSORDNING FÖR INTRUM GROUP OPERATIONS AB

ARTICLES OF ASSOCIATION OF INTRUM GROUP OPERATIONS

AB

Org.nr 559489-1532

Reg. no. 559489-1532

§1	Företagsnamn /Name of company

Bolagets företagsnamn är Intrum Group Operations AB.

The name of the company is Intrum Group Operations AB.

§2	Styrelsens sate /Registered office of the company

Styrelsen har sitt säte i Stockholm.

The registered office of the company is situated in Stockholm.

§3	Verksamhet /Objects of the company

Bolaget har till föremál för sin verksamhet att, direkt eller indirekt, hantera, administrera, finansiera och köpa kundfordringar och att utföra d.rmed relaterade tjanster samt att förvalta fast och lös egendom samt vardepapper, room och utom Sverige.

The object of the company’s business is, directly or indirectly, to manage, administer, finance and purchase receivables and conduct services related therewith and to own and manage real property, other property and securities, within as well as outside Sweden, and to pursue other activities compatible therewith.

§4	Aktiekapital och antal aktier /Share capital and number of shares

Aktiekapitalet utgör lagst 50 000 kronor och högst 200 000 kronor. Antalet aktier ska vara lãgst 1 000 stycken och högst 4 000 stycken.

The share capital shall be not less than SEK 50,000 and not more than SEK 200, 000. The number of shares shall be not less than 1,000 and not more than 4,000.

§5	Styrelse /Board of directors

Styrelsen ska bestá av 1-10 ledamöter med högst 10 suppleanter. Bestár styrelsen av 1-2 ledamöter ska minst 1 suppleant utses.

The board of directors shall comprise 1-10 members and not more than 10 alternate members. Where the board comprises 1-2 members, at least 1 alternate member must be appointed.

§6	Revisorer/Auditors

Bolaget ska ha 1-2 revisorer med högst 2 revisorssuppleanter eller ett registrerat revisionsbolag.

The company shall have 1-2 auditors and not more than 2 alternate auditors or a registered accounting firm.

§7	Kallelse till bolagsstiimma /Notice to attend general meetings

Kallelse till bolagsstãmma ska ske genom brev med posten eller genom e-post.

Notice to attend general meetings shall be given by posted letter or by email.

Kallelse till bolagsst imma ska ske tidigast sex och senast tvá veckor före stãmman.

Notice to attend a general meeting shall be given not earlier than six weeks and not later than two weeks prior to the meeting.

§8	Öppnande av stãmma /Opening of the meeting

Styrelsens ordförande eller den styrelsen dãrtill utser öppnar bolagsstãmman och leder förhandlingarna till dess ordförande vid stãmman valts.

The chair of the board of directors or a person appointed by the board of directors for this purpose opens the general meeting and presides over the proceedings until a chairperson of the meeting is elected.

§9	Ársstimma /Annual general meeting

Ãrsstãmma halls árligen room sex mánader efter rãkenskapsárets utgáng.

The annual general meeting is held each year within six months of the end of the financial year.

Pá ársstãmma ska följande ãrenden förekomma.

The following matters shall be addressed at the annual general meeting.

1.	Val av ordförande vid stãmman,

Election of a chairperson of the meeting;

2.	Uppr tttande och godkinnande av röstltngd,

Preparation and approval of the voting register,

3.	Godkinnande av dagordning,

Approval of the agenda;

4.	I förekommande fall, val av en eller tvá justerare,

Election of one or two persons to attest the minutes, where applicable,

5.	Prövning av om stãmman blivit behörigen sammankallad,

Determination of whether the meeting was duly convened;

6.	Föredragning av framlagd ársredovisning och revisionsberãttelse saint, i förekommande fall, koncernredovisning och koncernrevisionsberãttelse,

Presentation of the annual report and auditor’s report and, where applicable, the consolidated financial statements and auditor’s report for the group,

7.	Beslut om

Resolutions regarding

a)	faststãllande av resultatrãkning och balansrãkning, saint, i förekommande fall, koncernresultatrãkning och koncernbalansrãkning,

adoption of the income statement and balance sheet and, where applicable, the consolidated income statement and consolidated balance sheet;

b)	dispositioner betrãffande vinst eller förlust enligt den faststãllda balansrãkningen,

allocation of the company’s profit or loss according to the adopted balance sheet;

c)	ansvarsfrihet át styrelseledamöter och verkstãllande direktör nãı sádan förekommer,

discharge from liability for board members and the managing director, where applicable,

8.	Fastst Jlande av styrelse- och revisorsarvoden,

Determination of fees for the board of directors and the auditors,

9.	Val av styrelse och revisionsbolag eller revisorer,

Election of the board of directors and accounting firm or auditors;

10.	Annat ãrende, sour ankommer pá stãmman enligt aktiebolagslagen eller bolagsordningen.

Any other business incumbent on the meeting according to the Companies Act or the articles of association.

§10	Rãkenskapsár / Financial year

Bolagets rãkenskapsár ska omfatta tiden den 1 januari — den 31 december.

The company’s financial year shall comprise the period commencing 1 January up to and including 31 December.